                   RHONE-POULENC RORER PHARMACEUTICALS INC.        Exhibit
                                                                     10 G
                FORT WASHINGTON HOURLY EMPLOYEES' PENSION PLAN


               (AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1990)

                   RHONE-POULENC RORER PHARMACEUTICALS INC.

                FORT WASHINGTON HOURLY EMPLOYEES' PENSION PLAN

                               TABLE OF CONTENTS
                               -----------------

    Article                                                                       Page
    -------                                                                       ----

   I.      Definitions                                                               1

  II.      Eligibility to Participate                                                6

 III.      Service and Credited Service                                              7

  IV.      Benefits Under the Plan                                                  10

   V.      Benefits Upon Termination of Employment                                  15

  VI.      Pre-Retirement Death Benefits                                            16

 VII.      Form of Benefits                                                         20

VIII.      The Fund and Funding                                                     25

  IX.      Administration                                                           27

   X.      Allocation and Delegation of Authority                                   31

  XI.      Amendment and Termination                                                33

 XII.      General Provisions                                                       35

                                  INTRODUCTION
                                  ------------

          Rhone-Poulenc Rorer Pharmaceuticals Inc. (the "Company") established the Rhone-Poulenc Rorer Pharmaceuticals Inc. Fort Washington Hourly Employees' Pension Plan (the "Plan") effective January 1, 1990, the terms and provisions of which are contained herein.

          The Plan is now amended and restated in its entirety to comply with the Tax Reform Act of 1986 and all subsequent applicable legislation. The restatement shall take effect on January 1, 1990, unless otherwise specified in the Plan.

                                   ARTICLE I
                                   ---------

                                  DEFINITIONS
                                  -----------

          Except where otherwise clearly indicated by context, the masculine shall include the feminine, the singular shall include the plural, and vice-versa.

          1.1    "Accrued Benefit" shall mean at any time with respect to any
                  ---------------
Participant the product of (a) and (b) where (a) equals the portion of the monthly benefit payable at Normal Retirement Date earned to the date that such determination is made, calculated in accordance with Section 4.1, and (b) equals a fraction (which shall not exceed 1), the numerator of which is the number of Years of Credited Service, in years and twelfths thereof, actually completed by the Participant, and the denominator of which is the sum of the numerator plus the number of additional Years of Credited Service, in years and twelfths thereof, which would have been completed by the Participant assuming he had continued to participate in the Plan as an Employee to his Normal Retirement Date and completed 1,800 Hours of Service during each Plan Year.

          1.2    "Actuarial Equivalent Value" shall mean having or that which
                  --------------------------
has equal actuarial value taking into account where applicable the actuarial assumptions of mortality and interest. For purposes of this Plan, mortality shall be assumed to be in accordance with the 1951 Group Annuity Table, unrated as to the Participant, and rated back five years in age for a beneficiary, and interest will be at the rate of 8% per year, compounded annually, net of investment expenses.

          1.3    "Actuary" shall mean the actuarial firm selected by the
                  -------
Committee which has a member who meets all applicable governmental requirements for enrollment then in effect.

          1.4    "Affiliated Company" shall mean any entity (a) which, with the
                  ------------------
Company, constitutes (1) a "controlled group of corporations" within the meaning of section 414(b) of the Code, (2) a "group of trades or businesses under common control" within the meaning of section 414(c) of the Code, or (3) an "affiliated service group" within the meaning of section 414(m) of the Code or (b) is required to be aggregated with the Company pursuant to regulations under section 414(o) of the Code. An entity shall be considered an Affiliated Company only with respect to such period as the relationship described in the preceding sentence exists. When the term "Affiliated Company" is used in Section 4.10 of the Plan, sections 414(b) and (c) of the Code shall be deemed modified by application of the provisions of section 415(h) of the Code, which substitutes the phrase "more than 50 percent" for the phrase "at least 80 percent" in section 1563(a)(1) of the

Code, which is then incorporated by reference in sections 414(b) and (c).

          1.5   "Annuity Starting Date" means the date as of which the first
                 ---------------------
benefit payment (whether a single sum or an annuity installment payment) is made (or the date such payment is due, if such payment is delayed) to the Participant (or to the Spouse if the Participant's death occurs prior to such date).

          1.6   "Alternate Payee" means the person entitled to receive payment
                 ---------------
of benefits under the Plan pursuant to a QDRO.

          1.7   "Code" shall mean the Internal Revenue Code of 1986, as
                 ----
amended, and any regulations promulgated thereunder..

          1.8   "Committee" shall mean the persons who are designated to
                 ---------
supervise the administration of the Plan, as hereinafter provided.

          1.9   "Company" shall mean Rhone-Poulenc Rorer Pharmaceuticals Inc.
                 -------

          1.10  "Disability Retirement Date" shall mean the first day of the
                 --------------------------
calendar month coincident with or next following the day on which a Participant
(a) is determined by the Committee to have suffered a Total Disability which has continued for a period of six months, (b) ceases to be employed by the Company and all Affiliated Companies on account of such Total Disability, and (c) has ten (10) or more Years of Credited Service.

          1.11  "Early Retirement Date" means the first day of the month
                 ---------------------
coincident with or immediately following the date a Participant retires prior to his Normal Retirement Date pursuant to the provisions of Section 4.2.

          1.12  "Effective Date" shall mean January 1, 1990.
                 --------------

          1.13  "Employee" shall mean any employee of the Company who is paid
                 --------
on an hourly basis and who is a member of the collective bargaining unit represented by the Warehouse Employees' Union Local 169.

          1.14  "ERISA" shall mean the Employee Retirement Income Security Act
                 -----
of 1974, as amended and any regulations promulgated thereunder.

          1.15  "Fund" shall mean the fund established for this Plan,
                 ----
administered under the Trust Agreement, out of which benefits payable under this Plan shall be paid.

          1.16  "Hour of Service" shall mean an hour for which:
                 ---------------

                 (a) an employee is directly or indirectly paid or entitled to payment by the Company or an Affiliated Company for the performance of employment duties or

                 (b) back pay, irrespective of mitigation of damages, is either awarded or agreed to, or

                 (c) an employee is directly or indirectly paid or entitled to payment by the Company or an Affiliated Company on account of a period of time during which no duties are performed due to vacation, holiday, illness, incapacity (including disability) jury duty, lay-off, leave of absence, or military duty, or

                 (d)  an employee is on Total Disability.

                 (e) each hour that constitutes part of the Employee's customary work week during any period of absence in the armed forces of the United States, provided that (1) such absence is with the approval of the Employer or pursuant to a national conscription law, (2) the Employee receives an honorable discharge, and (3) the Employee returns to employment with the Company within 90 days after his release from active service or any longer period during which his right to reemployment is protected by law.

          There shall be excluded from the foregoing those periods during which payments are made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation, or disability insurance laws. No more than 151 Hours of Service shall be credited under Subsection (c) on account of any single continuous period during which no duties are performed except to the extent otherwise provided in this Plan. An Hour of Service shall not be credited where an Employee is being reimbursed solely for medical or medically related expenses.

          No Hours of Service shall be credited twice. Hours of Service shall be credited in accordance with the rules set forth U.S. Department of Labor Reg.
(S)2530.200b-2(b) and (c).

          1.17  "Late Retirement Date" shall mean the first day of the calendar
                 --------------------
month coincident with or next following the day on which a Participant's employment with the Company and all Affiliated Companies has ceased after the Participant's Normal Retirement Date.

          1.18  "Normal Retirement Date" shall mean the first day of the
                 ----------------------
calendar month coincident with or next following the Participant's retirement upon the later of the attainment of age

65 or the fifth anniversary of the Participant's commencement of participation in the Plan ("Normal Retirement Age").

          1.19  "Participant" shall mean an Employee entitled to participate in
                 -----------
this Plan, a former Employee receiving benefits under the Plan, a former Employee who has been transferred out of Employee Status and who continues to be employed by the Company or an Affiliated Company, and a former Employee whose employment with the Company and all Affiliated Companies has ceased with vested rights under the Plan.

          1.20  "Plan" shall mean the Rhone-Poulenc Rorer Pharmaceuticals Inc.
                 ----
Fort Washington Hourly Employees' Pension Plan, as established by the Company and as set forth herein (including any Schedules) and as hereafter amended from time to time.

          1.21  "Plan Year" shall mean a twelve month period which shall
                 ---------
commence each January 1 and end on the next following December 31.

          1.22  "QDRO" shall mean a qualified domestic relations order within
                 ----
the meaning of section 206(d)(3)(B) of ERISA and section 414(p) of the Code.

          1.23  "Required Distribution Date" means April 1 of the calendar
                 --------------------------
year following the later of (a) the calendar year in which the Participant attains age 70-1/2; or (b) in the case of a Participant who attained age 70-1/2 before January 1, 1988, and who is not a 5% owner (within the meaning of section 416(i) of the Code) at any time during the 5-Plan-Year period ending in the calendar year in which the Participant attains age 70-1/2, the calendar year in which the Participant's termination of employment occurs. If a Participant described in clause (b) becomes a 5% owner at any time after such 5-Plan-Year period, his Required Distribution Date shall be April 1 of the calendar year following the calendar year in which the Plan Year in which he becomes a 5% owner ends. Notwithstanding the foregoing, in the case of a Participant who attained age 70 1/2 on or after January 1, 1988, but before January 1, 1989, Required Distribution Date shall mean April 1, 1990.

          1.24  "Social Security Retirement Age" means (a) For any person born
                 ------------------------------
before January 1, 1938, age 65, (b) for any person born after December 31, 1937, but before January 1, 1955, age 66, and (c) for any person born after December 31, 1954, age 67.

          1.25  "Special Early Retirement Date" means the first day of the month
                 -----------------------------
coincident with or immediately following the date a Participant retires prior to his Normal Retirement Date pursuant to the provisions of Section 4.5.

          1.26  "Spouse" shall mean the person to whom a Participant is married
                 ------
on the applicable date.

          1.27  "Total Disability" shall mean a Participant's suffering of a
                 ----------------
disability of a nature which enables the Participant to qualify for and to receive disability benefits under the Federal Social Security Act.

          1.28  "Trust Agreement" shall mean the agreement and declaration of
                 ---------------
trust executed under this Plan.

          1.29  "Trustee" shall mean the corporate trustee or one or more
                 -------
individuals collectively appointed and acting under the Trust Agreement.

          1.30  "Union Plan" shall mean the Warehouse Employees' Union Local
                 ----------
169 and Employers' Joint Pension Plan.

          1.31  "Years of Credited Service" shall mean the number of full and
                 -------------------------
partial Plan Years counted with respect to determining an Employee's Accrued Benefit under the Plan, as further described in Article III.

          1.32  "Years of Excess Credited Service" shall mean those Years of
                 --------------------------------
Credited Service in excess of the greater of (a) twenty (20), or (b) Years of Credited Service at a Participant's Special Early Retirement Date.

          1.33  "Years of Service" shall mean the number of Plan Years counted
                 ----------------
with respect to determining an Employee's vested status under the Plan, as further described in Article III.

                                  ARTICLE II
                                  ----------

                          ELIGIBILITY TO PARTICIPATE
                          --------------------------

                   2.1  Eligibility to Participate.
                        --------------------------

                        (a) Each Employee who was a participant in the Union Plan as of the Effective Date shall become a Participant herein as of such date. Each other Employee shall become a Participant herein as of the last day of first Plan Year in which the Employee completes 750 Hours of Service.

                        (b) A Participant who ceases to be an Employee shall no longer be eligible to actively participate hereunder. Should such an individual again become an Employee, then he shall resume his participation in the Plan on the January 1st next following the date he again becomes an Employee, retroactive to such date.

                                  ARTICLE III
                                  -----------

                         SERVICE AND CREDITED SERVICE
                         ----------------------------

                 3.1    Service for Vesting.  For purposes of determining the
                         -------------------
nonforfeitable interest of a Participant under the Plan, an Employee shall be credited with a Year of Service for each Plan Year during which he completes 1,000 or more Hours of Service with the Company or any Affiliated Company, regardless of whether such service was performed as an Employee. For purposes of this Section 3.1, an Employee shall receive credit for his Hours of Service for his employment by the Company or an Affiliated Company either as a "leased employee" within the meaning of section 414(n) and section 414(o) of the Code, or as an employee not covered by the collective bargaining agreement providing for a participation in this Plan.

                 3.2    Credited Service for Benefit Accrual.  An Employee
                        ------------------------------------
shall earn a full Year of Credited Service for each Plan Year in which he completes 1800 or more Hours of Service as an Employee. Should the Employee complete less than 1800 Hours of Service during a Plan Year, a partial Year of Credited Service shall be earned in accordance with the following table:

            Hours of Service                           Credited Twelfths
            ----------------                           -----------------
at least 1,650 but less than 1,800                             11
at least 1,500 but less than 1,650                             10
at least 1,350 but less than 1,500                              9
at least 1,200 but less than 1,350                              8
at least 1,050 but less than 1,200                              7
at least   900 but less than 1,050                              6
at least   750 but less than   900                              5
at least   600 but less than   750                              4
at least   450 but less than   600                              3
at least   300 but less than   450                              2
at least   150 but less than   300                              1
          less than 150                                         0

            For the purpose of this Section 3.2, an Employee shall receive credit for service during the six month waiting period in which no disability retirement benefits are paid, if he thereafter is determined to suffer a Total Disability.

                 3.3  Service Prior to Effective Date. For purposes of
                      -------------------------------
determining a Year of Service under Section 3.1 and a Year of Credited Service under Section 3.2, there shall be taken into account periods of service credited under the Union Plan as of December 31, 1989 for vesting and benefit accrual purposes respectively. Except as provided in this Section 3.3, periods of service prior to the Effective Date shall be disregarded for all purposes under the Plan.

            3.4  Breaks in Service.
                 -----------------

                 (a) Any Plan Year in which an Employee is not credited with more than 150 Hours of Service shall constitute a one year break in service; provided, however, that if an Employee is absent for the following reasons, he shall be credited with an Hour of Service, for purposes of this Section only, for each Hour of Service he would have received if he had continued in the active employ of the Company during the following periods of absence:

                       (1) layoff for a period not in excess of six months; provided that the Participant returns to work promptly on receipt of notice to do so;

                       (2) illness or accident for a period not in excess of one year; provided that the Participant returns to work as soon as he is physically able;

                       (3) military service such that his right to reemployment protected by law;

                       (4) leave of absence granted in accordance with established leave of absence policies.

                 (b) Service credited under this Section shall not be credited for any other purpose under the Plan unless such service is comprised of Hours of Service.

                 (c) If an Employee is absent from work by reason of pregnancy, childbirth or adoption, or for purposes of the care of such employee's child immediately after birth or adoption, such Employee shall be credited solely for purposes of this Section with sufficient Hours of Service to avoid a break in service in the Plan Year in which the absence commences or, if the Employee already has more than 150 Hours of Service in such Plan Year, the immediately following Plan Year. Hours of Service during such absence shall be credited in an amount equal to the Hours of Service the Employee would have had but for such absence or, if such hours cannot be determined, at the rate of eight hours per normal workday. In order to receive credit for Hours of Service under this Section, an Employee shall provide to the Committee, in the form and manner prescribed by the Committee, information establishing (1) that the absence from work is for reasons set forth in this paragraph, and (b) the number of days for which there was such an absence. Nothing in this Section shall be construed as expanding or amending any maternity or paternity leave policy of the Company.

            3.5  Restoration of Service.
                 ----------------------

                 (a) A Participant who has a vested interest under Section 5.1 and who incurs a break in service shall have his pre-break and post-break service with the Company and Affiliated Companies aggregated for purposes of Sections 3.1 and 3.2 on his reemployment by the Company or an Affiliated Company.

                 (b)   A Participant who does not have a vested interest under
Section 5.1 and who incurs a break in service shall have his pre-break and post-break service with the Company and Affiliated Companies aggregated for purposes of Sections 3.1 and 3.2 on his reemployment unless the period of consecutive breaks in service exceeds the greater of (1) the number of Years of Service prior to his break in service, and (2) five consecutive one year breaks in service. If the consecutive breaks in service exceed (1) his Years of Service before the break or (2) five, he shall receive no credit for his pre-break service for purposes of Sections 3.1 and 3.2. Such Years of Service shall not be deemed to include any Years of Service not required to be taken into account under this Section by reason of any prior break in service.

                                  ARTICLE IV
                                  ----------

                            BENEFITS UNDER THE PLAN
                            -----------------------


          4.1 Normal Retirement Benefit. Each Participant who retires from the
              -------------------------
employ of the Company on his Normal Retirement Date shall be entitled to a monthly retirement benefit equal to

          4.2 Early Retirement Benefit. A Participant who has attained his
              ------------------------
fifty-fifth (55th) birthday and completed ten (10) Years of Credited Service shall be entitled to receive a monthly retirement benefit equal to his Accrued Benefit payable at his Normal Retirement Date. In lieu of this deferred benefit, however, a Participant may elect, no more than 90 days but no less than 30 days prior to his Annuity Starting Date, to receive a reduced payment of an Early Retirement Benefit commencing on his Early Retirement Date which benefit shall equal his Accrued Benefit reduced as follows:

              (a) the portion of the Accrued Benefit calculated in accordance with Section 4.1(a) shall be reduced by five ninths of one percent (5/9%) for each month by which the Early Retirement Date precedes the Normal Retirement Date, and

              (b) the portion of the Accrued Benefit, if any, calculated in accordance with Section 4.1(b) shall be reduced by one half of one percent (1/2%) for each of the first 120 months and by one quarter of one percent (1/4%) for each additional month by which the Early Retirement Date precedes the Normal Retirement Date.

         4.3  Disability Retirement Benefit.
              -----------------------------

              (a) A Participant may retire prior to his Normal Retirement Date on his Disability Retirement Date and receive a monthly retirement benefit equal to his Accrued Benefit payable at his Normal Retirement Date. However, if a Participant so elects, he may receive payment of a Disability Retirement Benefit equal to $510 per month, to the extent permitted by applicable law, commencing on his Disability Retirement Date and ending on the earliest of:

                                    (1)   the date the Committee finds, on the
basis of medical evidence, that the Participant is no longer of Total Disability as defined in Section 1.29;

                                    (2)   the date the Participant refuses to
submit to any medical examination requested by the Committee;

                                    (3)   the Participant's death; or

                                    (4)   the Participant's Normal Retirement
Date.

           A Disability retirement benefit payable to a Participant under this Section shall be disregarded in determining a Participant's Annuity Starting Date.

                (b) The Committee may direct that any former Employee receiving Total Disability benefits shall be reexamined without expense to him from time to time prior to his Normal Retirement Date, but not more than twice in any Plan Year, to determine if Total Disability continues to exist. Benefits hereunder shall terminate at any time that the former Employee ceases to be disabled, prior to his Normal Retirement Date, under this Section. Failure to submit to such reexamination shall be cause for termination of Total Disability benefits hereunder.

                (c) In the event of the Participant's recovery from his Total Disability before his Normal Retirement Date, the Participant shall be entitled to a deferred vested benefit payable in accordance with the provisions of
Article V, reduced to reflect the Actuarial Equivalent of the value of the prior payment of Total Disability retirement benefits.

          4.4   Late Retirement Benefit.  A Participant who retires from the
                -----------------------
employ of the Company after his Normal Retirement Date shall be entitled to his Accrued Benefit (determined as if the fraction referred to in clause (b) of Section 1.1 equals 1) as of his Late Retirement Date, reduced by the Actuarial Equivalent Value of benefits already distributed to the Participant by reason of
Section 401(a)(9) of the Code in accordance with Section 4.10 hereof.

          4.5   Special Early Retirement Benefits.     A Participant who is
                ---------------------------------
employed by the Company and who has (1) completed thirty (30) Years of Credited Service, (2) completed twenty (20) Years of Credited Service and attained his fifty-seventh (57th) birthday, or (3) completed ten (10) Years of Credited Service and attained his sixty-second (62nd) birthday may retire prior to his Normal Retirement Date and elect in writing, no earlier than 90 days prior to his Annuity Starting Date and in no event earlier than the date he receives the explanation described in Section 7.2(4), to receive, in lieu of the benefit starting as of his Normal Retirement Date, a Special Early Retirement Benefit commencing on his Special Early Retirement Date equal to his Accrued Benefit (determined as if the fraction referred to in clause (b) of Section 1.1 equals
1), unreduced pursuant to Section 4.2(a) on account of early commencement, provided, however, that the reduction pursuant to Section 4.2(b) shall apply.

          4.6   Termination of Employment Benefits.  A Participant shall be
                ----------------------------------
entitled to benefits upon termination of employment as set forth in Article V.

          4.7   Pre-Retirement Death Benefits.  A Participant's surviving Spouse
                -----------------------------
shall be entitled to benefits upon the death of the Participant in accordance with Article VI.

          4.8   Furnishing Data.  Each Employee and beneficiary shall furnish
                ---------------
such information as the Committee may consider necessary for the determination of the Employee's rights and benefits under the Plan and shall otherwise cooperate fully with the Committee in the administration of the Plan. Benefit commencement shall be deferred until all of such information is provided.

          4.9   Suspension of Benefits on Reemployment.
                ---------------------------------------

                (a) (1) In the event that a Participant is employed in qualified reemployment, the benefits otherwise payable to the Participant shall be suspended before his Required Distribution Date for each calendar month in which he continues his qualified reemployment. In addition, no benefits shall be paid during the qualified reemployment of a Participant who continues in the employ of the Company or an Affiliated Company after his Normal Retirement Date and before his Required Distribution Date. The rules relating to such a suspension of benefits and their subsequent resumption are described in this Section.

                     (2) The Committee shall notify the Participant by personal delivery or first class mail of the suspension of his benefits during the first month in which such suspension of benefits occurs.

                     (3) Each Participant receiving benefits under the Plan shall be required to give notice to the Committee of any employment relationship which such Participant has with the Company or any Affiliated Company. The Committee shall have the right to use all reasonable efforts to determine whether such employment constitutes qualified reemployment. The Committee shall also have the right to require the Participant to provide information sufficient to prove that such employment does not constitute qualified reemployment.

                     (4) A Participant may by written request ask the Committee to make a determination as to whether specific contemplated employment constitutes qualified reemployment. The Committee shall respond to such request in writing within 60 days of the Committee's receipt of the request.

                     (5) Benefit payments to the Participant will resume (or commence) no later than the first day of the third calendar month following the month in which his qualified reemployment ceases or, if later, the first day of the calendar month following receipt by the Committee of the Participant's notice that his qualified reemployment has ceased. The initial resumption payment shall include payment for the current month and for all previous calendar months since the cessation of the Participant's qualified reemployment.

                     (6) The Committee shall offset resumed benefits by an amount equal to any benefits which were paid to the Participant with respect to a calendar month in which the Participant was engaged in qualified reemployment. However, the offset to any monthly benefit, other than the initial resumption payment, shall not exceed twenty-five percent (25%) of such monthly benefit. Any remaining offset shall be applied to benefits payable in subsequent months.

                (b) Qualified reemployment shall mean the reemployment of a Participant by the Company or an Affiliated Company or the continued employment of a Participant after his Normal Retirement Date in such a capacity that the Participant receives or is entitled to be paid for at least 40 Hours of Service (not including Hours of Service credited as a result of back pay) during a calendar month, or reemployment of a Participant by the Company or an Affiliated Company prior to his Normal Retirement Date without regard to his Hour of Service.

                (c) A Participant whose benefits have been suspended during a period of qualified reemployment shall be entitled to elect the form of payment for his entire benefit, including amounts accrued both before and during reemployment, in accordance with Article VII.

          4.10 Accruals While Benefits Are in Pay Status. In the event that a Participant is credited with a benefit accrual during and/or after the Plan Year in which the Participant attains Normal Retirement Date and after the distribution of benefits has commenced hereunder, the amount of benefit payable to the Participant as determined as of his Annuity Starting Date shall be adjusted annually as of each January 1 following his Annuity Starting Date, up to and including the January 1 next following the date the Participant ceases to accrue benefits under the Plan. Such annual adjustment shall include any increase (but not any decrease) in the Participant's Accrued Benefit, determined in accordance with Section 4.1 (including, for any period during which benefits would not be suspendible under Section 4.9, an Actuarial Equivalent adjustment to such increase to reflect payment commencing after Normal Retirement Date) since the Participant's Annuity Starting Date or the last such annual adjustment, whichever applies. In addition, such annual adjustment shall be reduced (but not below zero) by the Actuarial Equivalent of any benefits paid to the Participant since his Annuity Starting Date during any period that would have constituted suspendible service under
Section 4.9 had the Participant not reached his Required Distribution Date, to the extent not previously taken into account under this Section; provided, however, that the amount, if any, of the benefits paid to the Participant which exceeds the amount the Participant would have received if distribution had been made in the normal form of benefits described in Section 7.1 for such Participant shall be disregarded in determining the Actuarial Equivalent of such benefits for purposes of the reduction described in this sentence.

          4.11  Maximum Benefits.
                ----------------

                (a) Notwithstanding anything in this Plan to the contrary, in no event shall benefits under the Plan violate the limitations set forth in
Section 415 of the Code, which are hereby incorporated into the Plan.

                (b) If in any Plan Year, a Participant is a participant in one or more defined contribution plans sponsored by a Participating Company or an Affiliated Company, the annual benefit under this Plan shall be reduced to the extent necessary to meet the combined plan limits of Section 415(e) of the Code.

                                   ARTICLE V

                    BENEFITS UPON TERMINATION OF EMPLOYMENT
                    ---------------------------------------


                   5.1  Benefit on Termination Prior to Retirement.  In the
                        ------------------------------------------
event of the termination of a Participant's active participation for any reason other than his death or retirement under the Plan, he shall be entitled to a monthly retirement benefit equal to his Accrued Benefit only if he has completed five (5) Years of Service. The computation of a Participant's nonforfeitable percentage of his interest in the Plan shall not be reduced as the result of any direct or indirect amendment to this Section 5.1. In the event that the Plan is amended to change or modify any vesting schedule, a Participant with at least three (3) years of Vesting Service as of the expiration date of the election period may elect to have his nonforfeitable percentage computed under the Plan without regard to such amendment. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant's election period shall commence on the adoption date of the amendment and shall end 60 days after the latest of:

                           (i) the adoption date of the amendment,

                           (ii) the effective date of the amendment, or

                           (iii) the date the Participant receives
                           written notice of the amendment from the Company or the Retirement Committee.

                   5.2  Commencement of Benefits to Vested Terminated
                        ---------------------------------------------
Participants.  A Participant who is entitled to the benefit under Section 5.1
- -------------
shall hereinafter be referred to as a "Vested Terminated Participant." The monthly retirement benefit of a Vested Terminated Participant who is living on his Normal Retirement Date shall be payable in accordance with Article VII, commencing on the Normal Retirement Date, subject to the provisions of Section
4.9. A Vested Terminated Participant who has or subsequently meets the requirements for an Early Retirement Benefit as provided in Section 4.2 may elect to commence receiving benefits at any time following his termination of employment and prior to his Normal Retirement Date, in which event the benefit payable shall be the Actuarial Equivalent Value of his Accrued Benefit.

                                  ARTICLE VI

                         PRE-RETIREMENT DEATH BENEFITS
                         -----------------------------


                   6.1 Benefit Payable in the Event of Death While in
                       -----------------------------------------------
Service Before Retirement Benefits Commence
- -------------------------------------------

                        (a) No benefit is payable under this Section 6.1 unless a Participant (i) dies while in the active service of the Company, (ii) dies prior to the date that retirement benefits commence, (iii) is married at the time of his death and (iv) has met the requirements specified in Section 5.1 for a vested termination benefit.

                        (b) If a Participant dies after having satisfied the requirements for retirement specified in Section 4.1, 4.2, 4.4 or 4.5, and is eligible for benefits under this Section 6.1, his surviving Spouse shall be entitled to receive a benefit. Such benefit shall be a monthly pension for life and shall begin, as elected by the Spouse in writing not more than ninety (90) days prior to the Annuity Starting Date, on the later of (A) the earliest date on which the Participant would have been eligible to receive his benefit pursuant to Article V or (B) the first day of the month following the month in which the Participant's death occurs, but not later than the date that would have been the Participant's Normal Retirement Date. The amount of the Spouse's benefit shall b a monthly retirement benefit in the amount which would have been payable under the survivor portion of the joint and survivor annuity if the Participant had survived and retired with an immediate joint and 50% survivor annuity on the Annuity Starting Date elected by the Spouse and died on the following day. Notwithstanding the preceding sentence, if a Participant has elected before his Annuity Starting Date an optional form of joint and survivor annuity described in Section 7.1 with his Spouse as beneficiary and dies before his Annuity Starting Date, the benefits payable to his Spouse under this Section 6.1(b) shall be based on the form elected by the Participant.

                        (c) If a Participant dies before having satisfied the requirements for retirement specified in Section 4.1, 4.2, 4.4 or 4.5, and is eligible for benefits under this Section 6.1, his surviving Spouse shall be entitled to a deferred retirement benefit. Such benefit shall be a monthly pension for life and shall begin, as elected by the Spouse in writing not more than ninety (90) days prior to the Annuity Starting Date, on the first day of any month following the earliest date on which the Participant could have elected to receive immediate retirement benefits, but not later than the date that would have been the Participant's Normal Retirement Date. The amount of the Spouse's benefit shall be the amount which would have been payable under the survivor benefit portion of the joint and survivor annuity if the Participant had terminated employment on the date of death with a deferred vested retirement benefit, had survived and retired with an immediate joint and 50% survivor annuity on the Annuity Starting Date elected by the surviving Spouse and died on the following day. Notwithstanding the preceding sentence, if a Participant has elected before his Annuity Starting Date an optional form of joint and survivor annuity with his Spouse as beneficiary as described in Section 7.1 and dies before his Annuity Starting Date, the benefits payable to his Spouse under this Section 6.1(c) shall be based on the form elected by the Participant.

            6.2 Benefit Payable in the Event of Death of a Vested Terminated
                ------------------------------------------------------------
Participant.
- -----------

                 (a) No benefit is payable under this Section 6.2 unless a Participant who is no longer an Employee (i) dies prior to the date that his retirement benefits commence (ii) is married at the time of his death (iii) has met the requirements specified in Section 5.1 for a vested termination benefit.

                 (b) If a vested terminated Participant dies after attaining his fifty-fifth (55th) birthday and is eligible for benefits under this Section 6.2, his surviving Spouse shall be entitled to a benefit. Such benefit shall be a monthly pension for life and shall begin, as elected by the Spouse in writing not more than ninety (90) days prior to the Annuity Starting Date, on the later of (A) the earliest date on which the Participant would have been eligible to receive his benefit pursuant to Article V or (B) the first day of the month following the month in which the Participant's death occurs, but not later than the date that would have been the Participant's Normal Retirement Date. The amount of the Spouse's benefit shall b a monthly retirement benefit in the amount which would have been payable under the survivor portion of the joint and survivor annuity if the Participant had survived and retired with an immediate joint and 50% survivor annuity on the Annuity Starting Date elected by the Spouse and died on the following day. Notwithstanding the preceding sentence, if a Participant has elected before his Annuity Starting Date an optional form of joint and survivor annuity described in Section 7.1 with his Spouse as beneficiary and dies before his Annuity Starting Date, the benefits payable to his Spouse under this Section 6.2(b) shall be based on the form elected by the Participant.

                 (c) If a Vested Terminated Participant dies prior to his fifty-fifth (55th) birthday and is eligible for benefits under this Section 6.2, his surviving Spouse shall be entitled to a deferred retirement benefit. Such benefit shall be a monthly pension for life and shall begin, as elected by the Spouse in writing not more than ninety (90) days prior to the Annuity Starting Date, on the earliest date on which the

Participant would have been eligible to receive his benefit in accordance with
Article IV hereunder, but not later than the date that would have been the Participant's Normal Retirement Date. The amount of the Spouse's benefit shall be the amount which would have been payable under the survivor benefit portion of the joint and survivor annuity if the Participant had terminated employment on the date of death with a deferred vested retirement benefit, had survived and retired with an immediate joint and 50% survivor annuity on the Annuity Starting Date elected by the surviving Spouse and died on the following day. Notwithstanding the preceding sentence, if a Participant has elected before his Annuity Starting Date an optional form of joint and survivor annuity with his Spouse as beneficiary described in Section 7.1 and dies before his Annuity Starting Date, the benefits payable to his Spouse under this Section 6.2(c) shall be based on the form elected by the Participant.

                 6.3  Reduction in Retirement Benefits.  Unless a Participant
                      --------------------------------
waives, in accordance with Section 6.4, the pre-retirement death benefit coverage afforded hereunder, the Accrued Benefit otherwise payable pursuant to Articles IV and V shall be reduced by the following factors, based upon the period during which the pre-retirement death benefit coverage was in effect:

                                               Reduction Factors
Period Coverage in Effect                (per month of coverage)
- -------------------------                -----------------------
Before attainment of age 35                          0

From the first day of the month following the
attainment of age 35 until the last day of
the month of attainment of age 45                  .0002

From the first day of the month following the
attainment of age 45 until the last day of
the month of attainment of age 55                  .0004

From the first day of the month following the
attainment of age 55 until Normal Retirement
Date                                               .0006

            6.4  Waiver of Pre-Retirement Death Benefit.
                 --------------------------------------

                 (a) Any election to waive the Pre-Retirement Death Benefit before the Participant's death must be made by the Participant in writing during the election period and shall require the Spouse's consent in the same manner provided for in Section 7.2.

                 (b) The election period to waive the Pre-Retirement Death Benefit shall begin on the first day of the Plan Year in which the Participant attains age 35 and end on the date of the Participant's death. In the event a vested Participant separates from service prior to the beginning of the election period, the election period shall begin on the date of such separation from service.

                 (c) With regard to the election, the Committee shall provide each Participant within the applicable period, with respect to such Participant (and consistent with Regulations), a written explanation of the Pre-Retirement Death Benefit containing comparable information to that required pursuant to
Section 7.2(c). For the purposes of this paragraph, the term "applicable period" means, with respect to a Participant, whichever of the following periods ends last:

                 (1) The period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35;

                 (2) A reasonable period after the individual becomes a Participant;

                 (3) A reasonable period ending after the Plan no longer fully subsidizes the cost of the Pre-Retirement Survivor Annuity with respect to the Participant;

                 (4) A reasonable period ending after section 401(a)(11) of the Code applies to the Participant; or

                 (5) A reasonable period after separation from service in the case of a Participant who separates before attaining age 35. For this purpose, the Committee must provide the explanation at the time of separation or within one year after separation.

             Unless otherwise specified above, for purposes of this 6.4(c), a reasonable period ending after the enumerated events described in paragraphs
(2), (3) and (4) is the end of the one-year period beginning with the date the applicable event occurs. The applicable period for such events begins one year prior to the occurrence of the enumerated events.

                                  ARTICLE VII
                                  -----------

                               FORM OF BENEFITS
                               ----------------


          7.1  Normal Form.  Unless otherwise elected as provided below, a
               -----------
Participant who is married on the Annuity Starting Date shall receive his benefits in the form of an actuarially reduced joint and survivor annuity. The joint and survivor annuity shall be equal in value to a single life annuity. Such joint and survivor benefits following the Participant's death shall continue to the Spouse during the Spouse's lifetime at a rate equal to 50% of the rate at which such benefits were payable to the Participant. The Participant may elect to receive a smaller annuity benefit with continuation of payments to the Spouse at a rate of seventy-five percent (75%) or one hundred percent (100%) of the rate payable to a Participant during his lifetime. An unmarried Participant shall receive his benefit in the form of a single life annuity. Such unmarried Participant, however, may elect in writing to waive the single life annuity. The election must comply with the provisions of this Article as if it were an election to waive the joint and survivor annuity by a married Participant, but without the spousal consent requirement.

          7.2  Waiver of Normal Form.
               ---------------------

            (1) Participant's Waiver Rights.  At any time during the applicable
                ---------------------------
election period but not thereafter, a Participant may elect in writing in a form acceptable to the Committee to waive payment under the normal form of benefit payment described in Section 7.1 and elect to receive payment in an optional form of payment described in Section 7.3. For the purposes hereof, the applicable election period shall be the 90-day period ending on the Annuity Starting Date; provided that a Participant's election of any optional form of payment shall in no event be made earlier than the date the Participant receives the notice described in Section 7.2(4).

            (2) Revocation of Waivers.  Any waiver and election delivered by the
                ---------------------
Participant to the Committee in accordance with the provisions of paragraph (1) hereof may be revoked by the Participant upon written notice delivered to the Committee prior to the Annuity Starting Date.

            (3) Spouse's Consent.  A married Participant's waiver and election
                ----------------
 under paragraph (1) shall be effective only if:

              (A) the Participant's Spouse (or the Spouse's legal guardian if the Spouse is legally incompetent) executes a written instrument whereby such Spouse irrevocably consents to such election and to the specific form of payment and/or alternate Beneficiary elected by the Participant, and such instrument acknowledges the effect of the election to which the Spouse's consent is given and is witnessed by a notary public; or

              (B) the Participant (i) establishes to the satisfaction of the Committee that the consent of the Spouse cannot be obtained because the Spouse cannot be located or because of other circumstances that may be prescribed in applicable regulations, or (ii) furnishes a court order to the Committee establishing that the Participant is legally separated or has been abandoned (within the meaning of local law), unless a Qualified Domestic Relations Order provides that the Spouse's consent must be obtained.

            (4) Explanations to Participants.  The Committee shall provide to
                ----------------------------
each Participant no less than 30 days and no more than 90 days prior to his Annuity Starting Date a written explanation of:

              (A) the terms and conditions of all forms of payment available to the Participant, including information explaining the relative values of each form of payment;

              (B) the Participant's right to waive the normal form of benefit payment and the effect of such waiver;

              (C) the rights of the Participant's Spouse with respect to such waiver;

              (D) the right to revoke an election to receive an optional form of payment and the effect of such revocation; and

              (E) if the Participant has not attained Normal Retirement Age, the Participant's right to defer commencement of his benefit until Normal Retirement Date.

              (F) if applicable, the Committee shall provide to each Participant a notice regarding his right to elect a direct rollover, as provided in Section 7.6, in accordance with section 402(f) of the Code.

       7.3  Optional Forms. In the event a married Participant duly elects
            --------------
pursuant to Section 7.2(a) not to receive the retirement benefit in the form of a joint and survivor annuity, or if such Participant is not married, in the form of a single life annuity, the Participant may elect to receive the amount to which he is entitled under the Plan in one or more of the following methods:

         (a) Single Life Annuity - monthly payments commencing on a Participant's Annuity Starting Date and continuing until the death of the Participant.

          (b) Sixty (60) Month Certain Annuity - actuarially reduced monthly payments commencing on a Participant's Annuity Starting Date, and continuing until the death of the Participant, provided, however, that should the Participant die prior to receiving sixty (60) monthly payments, monthly payments shall continue (at the same rate) to the Participant's beneficiary until sixty
(60) total monthly payments have been made to or on behalf of the Participant.
A Participant's designation of a beneficiary to receive the balance of a guaranteed number of payments may be made or changed until the earlier of the Participant's death or the expiration of the guaranteed period. Notwithstanding the foregoing, the number of monthly payments guaranteed shall be calculated so that the number of guaranteed monthly payments remaining as of the beginning of the calendar year preceding the Participant's Required Distribution Date does not exceed the joint life expectancy of the Participant and his beneficiary, or if less, and the Participant's beneficiary is not the Participant's Spouse, the applicable number from the table set forth in Appendix A.

          (c) Notwithstanding the provisions of this Section 7.3 to the contrary, if the Actuarial Equivalent single-sum value, determined as of the date of distribution, of the vested Accrued Benefit of a Participant who has had a termination of employment, or of the benefit payable to a Spouse by reason of the Participant's death, is $3,500 or less (and has never exceeded $3,500 at the time of any prior distribution), the benefit shall be paid, as soon as administratively practicable following the Participant's termination of employment or death, as a single-sum in settlement of all liabilities of the Plan in connection with the Participant; provided, however, that no such payment shall be made (1) after such benefit has commenced in any other form or (2) with respect to a Participant whose benefits are funded in whole or in part through an annuity contract held by the Plan, if such payment would be contrary to the terms of such contract. If the present value of a Participant's vested Accrued Benefit at the time of his termination of employment is zero, the Participant shall be deemed to have received a single-sum payment of his entire vested Accrued Benefit as of the date of his termination of employment. For this purpose, the Actuarial Equivalent Value shall be determined by using interest rates no greater than the "applicable interest" rates as defined in section 417(e) of the Code.

          7.4  Requirements as to Distributions.
               --------------------------------

            (a) Notwithstanding any provision in the Plan to the contrary, a Participant's benefits shall be distributed to him not later than the Required Distribution Date.

            (b) If the distribution of a Participant's interest has begun in accordance with a method selected in Article VII and the Participant dies before his entire interest has been distributed to him, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution selected pursuant to Article VII as of his date of death.

            (c) If a Participant dies before he has begun to receive any distributions of his interest under the Plan, his death benefit shall be distributed to his beneficiaries no later than December 31 of the year containing the fifth anniversary of the Participant's death.

            (d) The 5-year distribution requirement of Section 7.4(e) shall not apply to any portion of the deceased Participant's interest which is payable to or for the benefit of a designated beneficiary. In such event, such portion may be distributed over the life of such designated beneficiary (or over a period not extending beyond the life expectancy of such designated beneficiary) provided such distribution begins not later than December 31 of the year containing the first anniversary of the Participant's death (or such later date as may be prescribed by Treasury regulations). Except, however, in the event the Participant's Spouse is his beneficiary, distributions are not required to commence earlier than December 31 of the later of (1) the calendar year following the year of the Participant's death or (2) the calendar year in which the deceased Participant would have attained age seventy and one-half (70 1/2). If the surviving Spouse dies before the distributions to such Spouse begin, then the 5-year distribution requirement of Section 7.3(e) shall apply as if the Spouse were the Participant.

            (e) Notwithstanding any provision in the Plan to the contrary, the form and timing of all distributions under the Plan shall be in accordance with regulations issued by the Department of the Treasury under section 401(a)(9) of the Code including the incidental death benefit requirements of section 401(a)(9)(G) of the Code.

            7.5  Application for Benefits.  Except as provided in Section 7.3
                 ------------------------
(c), benefit payments shall commence when properly written application for same is received by the Committee. In the event that a Participant, or the Spouse of a deceased Participant entitled to benefits under Article VI fails to apply to the Committee by the earlier of (a) the Participant's Normal Retirement Date or the date of the Participant's termination of employment, if later, or (b) the end of the calendar year in which the Participant attains age 70-1/2, the Committee shall make diligent efforts to locate such Participant or Spouse and obtain such application. In the event the Participant or Spouse fails to make application by the Participant's Required Distribution Date, subject to Section 12.7, the Committee shall commence distribution as of the Required Distribution Date without such application. No payments shall be made for the period in which benefits would have been payable if the Participant or Spouse had made timely application therefor; provided, however, that, if the Participant's Annuity Starting Date or, if the Participant has died, his Spouse's Annuity Starting Date under Article VI, has been delayed until after the Participant's Normal Retirement Date solely by reason of failure to make application, and not by reason of suspension of benefit, the benefit payable (a) to the Participant on and after his Annuity Starting Date, or (b) to the Participant's Spouse pursuant to Article VI on and after the Spouse's Annuity Starting Date, shall be equal to the Actuarial Equivalent of the benefit the Participant or the Spouse would have received had benefits commenced on the Participant's Normal Retirement Date, as determined to reflect the deferral of benefit commencement.

          7.6  Direct Rollovers.  Effective January 1, 1993, in the event any
               ----------------
payment or payments (excluding any amount not includible in gross income) to be made to an individual from the Plan would constitute an "eligible rollover distribution" within the meaning of section 401(a)(31)(C) of the Code and regulations thereunder, such individual may request that, in lieu of payment to the individual, all or part of such eligible rollover distribution be transferred directly from the Fund to the trustee or custodian of an "eligible retirement plan" within the meaning of section 401(a)(31)(D) of the Code and regulations thereunder. Any such request shall be made in writing, in such form and subject to such procedures, requirements, and restrictions as may be prescribed by the Committee for such purpose pursuant to Treasury regulations, at such time in advance of the date such payment would otherwise be made as may be required by the Committee. For purposes of this Section, an "individual" shall include an Employee or former Employee or his surviving spouse or former spouse who is an Alternate Payee.

                                 ARTICLE VIII
                                 ------------

                             THE FUND AND FUNDING
                             --------------------


          8.1  Designation of Trustee.  The Company, by appropriate resolution
               -----------------------
of its board of Directors shall name and designate a Trustee and enter into a Trust Agreement with such Trustee.

          8.2. Contributions to the Fund.  The benefits provided under the Plan
               --------------------------
shall be financed exclusively by contributions made from time to time to the Trustee by the Company and by the Fund created thereby. Subject to the provisions of applicable law, the liability of the Company under the Plan shall be limited to the contributions determined by the Company from time to time in accordance with the advice and counsel of the Actuary. The funding policy applicable to the Fund shall be established by the Company and reviewed from time to time. All contributions are conditioned on their deductibility for Federal income tax purposes in the Plan Year for which they are contributed.

          8.3  Use of Contributions to the Fund.  The contributions deposited
               ---------------------------------
under the terms of this Plan shall constitute the Fund held for the benefit of Participants, former Employees, and their eligible survivors under and in accordance with this Plan. No part of the corpus or income of the Fund shall be used for or diverted to purposes other than exclusively for the benefit of such Participants, former Employees, and their eligible survivors and for necessary administrative costs; provided, however, that in the event of the termination of Plan and after all liabilities, as defined under the Code and ERISA, shall have been satisfied, any remaining funds attributable to contributions by the Company shall revert to the Company; and further provided that the case of a contribution (a) made by the Company as a mistake of fact, or (b) which is conditioned upon the initial qualification of the Plan under section 401 (a) of the Code, (c) or which a tax deduction is disallowed, in whole or in part, by the Internal Revenue Service, the Company shall be entitled to a refund of said contributions (1) within one year after payment of a contribution made as a mistake of fact, or (2) within one year of the date on which the initial qualification of the Plan is denied by the Internal Revenue Service, or (3) within one year after disallowance, to the extent of such disallowance, as the case may be. Earnings attributable to any excess contribution under (a) or (b) above may not be returned to the Company but losses attributable thereto shall reduce the amount returned.

          8.4  Trustee.  The Trustee shall be responsible for the management and
               --------
control of Plan assets held by it and shall have exclusive and sole responsibility for the custody and investment thereof in accordance with the Trust Agreement.

          8.5   Forfeitures.  Forfeitures shall not be applied to increase the
                ------------
benefits of any Participant, but shall reduce the contributions of the Company hereunder.

          8.6   Expenses of Administration.  All expenses of administration of
                --------------------------
this Plan shall be paid from the Fund unless paid directly by the Company.

          8.7   Sole Source of Benefits.  The Fund shall be the sole source for
                ------------------------
the provision of benefits under the Plan. No Company or any other person shall be liable therefor.

                                  ARTICLE IX
                                  ----------

                                ADMINISTRATION
                                --------------


          9.1  Committee.  Except as may otherwise be provided herein, the
               ----------
Committee shall be responsible for the administration of the Plan, and shall be the Plan "administrator" within the meaning of section 3(16) of ERISA. The Committee shall consist of five (5) persons, three (3) of whom shall be selected by the Company, and two (2) of whom shall be Employees as selected by a majority of Employees who vote in a mail ballot election conducted once every three years. At least three weeks prior to such election, Employees shall have the opportunity to nominate candidates. Those five (5) nominees receiving the most nominations shall be included on the final election ballot. Each Employee selected Committee member shall serve for a period of three years unless such Committee member dies, terminates employment, resigns, is removed, or otherwise vacates the position. In such event, an election shall be held within ninety
(90) days to fill such vacancy. If the Employees fail to appoint a Committee member for any reason, the remaining members of the Committee shall be empowered to conduct the business of the Committee. The Committee shall elect a chairman and a secretary from among its number. The Committee may elect an assistant secretary. The Company may act to remove Company appointed Committee members and fill vacancies which may arise by reason of such removal, resignation, death, termination of employment, or otherwise. Members of the Committee shall be entitled to reimbursement of expenses, but those members of the Committee who are also employees of the Company shall be entitled to no compensation for their service on the Committee. Any reimbursement of expenses of the Committee members shall be paid directly by the Company.

          9.2  Meetings.  The Committee shall hold meetings upon such notice,
               --------
and at such place or places, and at such intervals as it may from time to time determine.

          9.3  Quorum.  A quorum of the Committee for the transaction of
               ------
business shall consist of not less than half of the members then serving on the Committee.

          9.4  Requirements for Committee Approval.  Action shall be taken by
               -----------------------------------
the vote of a majority of those members present. If the Committee should fail to agree on any question, it shall be referred within thirty (30) days from the date of disagreement to an impartial third person to be chosen by the Committee. If the Committee should be unable to agree upon such third person, then such person shall be appointed by the American Arbitration Association upon the application by any Committee member. Such third person, whose fees and expenses are properly chargeable to the Plan, shall determine such question but shall have authority only to interpret and apply the provisions of this Plan document and shall not have authority in any way to alter, add to or subtract from such provisions.

          9.5  Duties and Powers of Committee.  In addition to the duties and
               -------------------------------
powers described elsewhere hereunder, the Committee shall have full discretionary power and authority to construe and interpret the terms of the Plan, to make factual determinations and to decide any and all matters arising under the Plan, including the right to remedy possible ambiguities, defects, inconsistencies or omissions and all such constructions, interpretations, determinations, and decisions shall final and binding on all parties. The Committee shall also have the following specific duties and powers:

            (a) to retain such consultants, accountants, attorneys, and actuaries as deemed necessary or desirable to render statements, reports, and advice with respect to the Plan and to assist the Committee in complying with all applicable rules and regulations affecting the Plan; any consultants, accountants, attorneys, and actuaries may be the same as those retained by the Company;

            (b) to enact uniform and non-discriminatory rules and regulations to carry out the provisions of the Plan;

            (c) to determine whether any domestic relations order received by the Plan is a qualified domestic relations order as provided in section 414(p) of the Code;

            (d) to evaluate administrative procedures; and

            (e) to delegate such duties and powers as the Committee shall determine from time to time to any person or persons.

          9.6  Functioning of Committee.  The Committee and those persons or
               -------------------------
entities to whom the Committee has delegated responsibilities shall keep accurate records and minutes of meetings, interpretations and decisions. The Committee shall act by majority vote of the members, and such action shall be evidenced by a written document.

          9.7  Disputes.
               ---------

            (a) The Committee shall have the power, authority, and discretion to determine whether a claimant is eligible for any benefit under the Plan and to construe the terms and provisions of the Plan. In the event that the Committee denies, in whole or in part, a claim for benefits by a Participant or his beneficiary, the Committee shall furnish notice of the denial to the claimant, setting forth:

               (1)  the specific reasons for the denial,

               (2) specific reference to the pertinent Plan provisions on which the denial is based,

               (3) a description of any additional information necessary for the claimant to perfect the claim and an explanation of why such information is necessary, and

               (4) appropriate information as to the steps to be taken if the claimant wishes to submit his claim for review.

          Such notice shall be forwarded to the claimant within 90 days of the Committee' s receipt of the claim; provided, however, that in special circumstances the Committee may extend the response period for up to an additional 90 days, provided that the Committee so notifies the claimant in writing and specifies the reason or reasons for such extensions.

           (b) Within 60 days of receipt of a notice of claim denial, a claimant or his duly authorized representative may petition the Committee in writing for a full and fair review of the denial. The claimant or his duly authorized representative shall have the opportunity to review pertinent documents and to submit issues and comments in writing to the Committee. The Committee shall review the denial and communicate its decision and the reasons therefor to the claimant in writing within 60 days of receipt of the petition; provided, however, that the Committee may extend the response period in special circumstances for up to an additional 60 days. Written notice of the extension shall be sent to the claimant prior to the commencement of the extension.

           (c) Section 9.7 shall be the exclusive means for resolving any disputes regarding benefit entitlement of individual Participants. Such disputes shall not be subject to any grievance and arbitration procedures under any collective bargaining agreements.

         9.8  Indemnification.  Each member of the Committee and any other
              ---------------
person who is an employee or director of the Company or an affiliated Company shall be indemnified by the Company against expenses (other than amounts paid in settlement to which the Company does not consent) reasonably incurred by him in connection with any action to which he may be a party by reason of his performance of administrative functions and duties under the Plan, except in relation to matters as to which he shall be adjudged in such action to be personally guilty of negligence or willful misconduct in the performance of his duties. The foregoing right to indemnification shall be in addition to such other rights as the Committee member or other person may enjoy as a matter of law or by reason of insurance coverage of any kind. Rights granted hereunder shall be in addition to and not in lieu of any rights to indemnification to which the Committee member or other person may be entitled pursuant to the by-laws of the Company.

          9.9  Reliance on Data and Consents.  The Company, the Trustee, the
               -----------------------------
Committee, all fiduciaries with respect to the Plan, and all other persons or entities associated with the operation of the Plan, the management of its assets, and the provision of benefits thereunder, may reasonably rely on the truth, accuracy and completeness of any data provided by any Participant, Spouse, or beneficiary, including, without limitation, representations as to age, health and marital status. Furthermore, the Company, the Trustee, the Committee, and all fiduciaries with respect to the Plan may reasonably rely on all consents, elections and designations filed with the Plan or those associated with the operation of the Plan and the Fund by any Participant, the Spouse of any Participant, any beneficiary of any Participant, or the representatives of such persons without duty to inquire into the genuineness of any such consent, election or designation. None of the aforementioned persons or entities associated with the operation of the Plan, its assets and the benefits provided under the Plan shall have any duty to inquire into any such data, and all may rely on such data being current to the date of reference, it being the duty of the Participants, spouses of Participants, and beneficiaries to advise the appropriate parties of any change in such data.

                                   ARTICLE X
                                   ---------

                     ALLOCATION AND DELEGATION OF AUTHORITY
                     --------------------------------------


          10.l  Authority and Responsibilities of Company.  The Company, as Plan
                -----------------------------------------
sponsor, shall serve as a "Named Fiduciary" within the meaning of section 402(c) of ERISA, having the following authority and responsibility:

          (a) to establish and communicate to the Trustee a funding policy for the Plan;

          (b) to perform all administrative functions which relate to the funding of the Plan, except as to those such functions which the Company may choose to delegate to the Committee.

          (c) to appoint the Trustee and three members of the five-member Committee and to monitor each of their performances;

          (d) to appoint an investment manager (or to refrain from such appointment), to monitor the performance of the investment manager so appointed, and to terminate such appointment (more than one investment manager may be appointed and in office at any time pursuant hereto);

          (e) to communicate such information to the Committee and to the Trustee as each needs for proper performance of its duties; and

          (f) to provide channels and mechanisms through which the Committee and/or the Trustee can communicate with Participants and their beneficiaries.

          In addition, the Company shall perform such duties as are imposed by law or by regulation and shall serve as Plan Administrator in the absence of an appointed Plan Administrator.

          10.2  Authority and Responsibilities of the Committee.  The Committee
                -----------------------------------------------
shall have the authority and responsibilities imposed by Article IX hereof.
With respect to the said authority and responsibility, the Committee shall be a "Named Fiduciary," and as such, shall have no authority and responsibility other than as granted in the Plan, or as imposed by law.

          10.3  Authority and Responsibilities of the  Trustee.  The Trustee
                ----------------------------------------------
shall be the "Named Fiduciary" within the meaning of section 402(c) of ERISA with respect to investment of the Fund assets and shall have the powers and duties set forth in the Trust Agreement.

          10.4  Limitations on Obligations of Named Fiduciaries.  No Named
                -----------------------------------------------
Fiduciary shall have authority or
responsibility to deal with matters other than as delegated to it under this Plan, under the Trust Agreement, or by operation of law. A Named Fiduciary shall not in any event be liable for breach of fiduciary responsibility or obligation by another fiduciary (including Named Fiduciaries) if the responsibility or authority of the act or omission deemed to be a breach was not within the scope of the said Named Fiduciary's authority or delegated responsibility.

                                   ARTICLE XI
                                   ----------

                           AMENDMENT AND TERMINATION
                           -------------------------

          11.1 Power of Amendment and Termination.  It is the intention of the
               ----------------------------------
Company that this Plan will be permanent. However, the Company reserves the power to amend or terminate the Plan at any time by or pursuant to resolution of its board of directors. Except as expressly provided elsewhere in the Plan, prior to the satisfaction of all liabilities with respect to the benefits provided under this Plan, no such amendment or termination shall cause any part of the monies contributed hereunder to revert to the Company or to be diverted to any purpose other than for the exclusive benefit of Participants and other beneficiaries. No amendment shall have the effect of retroactively depriving Participants of benefits already accrued under the Plan. Any amendment shall become effective as of the date designated by the board of directors of the Company.

          11.2 Disposition on Termination.  In the event of the termination or
               --------------------------
partial termination of the Plan, as defined in the Code, the interest of each affected Participant who would not have a nonforfeitable right to one hundred percent (100%) of his Accrued Benefit if his employment terminated on the date of the termination or partial termination of the Plan shall become nonforfeitable to the extent funded; however, in the event of such a termination, each participant and beneficiary shall have recourse toward satisfaction of his nonforfeitable rights to his pension only from Plan assets or from the Pension Benefit Guaranty Corporation to the extent that it guarantees benefits.

          The amount of the Fund shall be determined and, after providing for expenses incident to termination and liquidation, the remaining assets of such Fund shall be allocated for the purpose of paying benefits proportionately among each of the priority groups described below in the following order of precedence:

            (a) to provide that portion of the Accrued Benefit, if any, of each Participant, which is derived from the Participants contributions to the Plan which were not mandatory contributions:

            (b) to provide benefits to retired Participants and beneficiaries who began receiving benefits at least three years before the Plan termination (including those benefits which would have been received for at least three years if the Participant had retired that long ago), based on Plan provisions in effect five years prior to termination during which period such benefit would be the least; provided that the lowest benefit in pay status during a three-year period shall be considered the benefit in pay status for such period;

            (c) to provide all other Accrued benefits guaranteed by Federal law;

            (d) to provide all other vested Accrued benefits;

            (e) to provide all remaining non-vested Accrued Benefits.

          If the assets available for allocation under any priority group (other than as provided in priority groups (d) and (e)) are insufficient to satisfy in full the Accrued Benefits of all Participants and beneficiaries, the assets shall be allocated pro rata among such participants and beneficiaries on the basis of the present value of their respective benefits (as of the termination date). The foregoing payments and payments in the event assets are insufficient to pay the Accrued benefits provided in priority groups (d) and (e) will be paid in accordance with regulations prescribed by the Pension Benefit Guaranty Corporation. The procedure for allocation of assets upon termination of the Plan will be carried out in an appropriate manner as to prevent the Plan from being deemed disqualified by the Internal Revenue Service.

          In the event all Accrued Benefits described above have been fully funded, any remaining funds will revert to the Company.

          11.3 Merger, Consolidation, or Transfer.
               ----------------------------------

          (a) In case of any merger or consolidation with, or transfer of assets or liabilities to any other plan, as provided in the Code, the benefit of any Participant or beneficiary immediately after such merger, consolidation, or transfer (if the Plan had then terminated) shall be at least equal to the benefit such Participant or beneficiary would have received immediately before such merger, consolidation, or transfer (if the Plan had then terminated).

          (b) In the event of a spinoff or termination of the Plan within five years following a merger or consolidation (or series of mergers or consolidations) in which liabilities (or a sum of liabilities, in the event of a series of mergers or consolidations) of less than 3% of the assets of the Plan, as of at least 1 day in the Plan Year in which the merger(s) or consolidation(s) occurs, are merged or consolidated with the Plan, Plan assets shall first be allocated for the benefits of participants in the plan(s) merged or consolidated with this Plan to the extent of the present value of such benefits as of the date of such merger or consolidation. In the case of a merger or consolidation designed to occur in more than one Plan Year, the merger or consolidation shall be deemed to have occurred in the Plan Year in which the first transaction occurred.

                                  ARTICLE XII
                                  -----------

                               GENERAL PROVISIONS
                               ------------------

          12.1 No Employment Rights.  Neither the action of the Company in
               --------------------
establishing the Plan, nor any provisions of the Plan, nor any action taken by it or by the Committee shall be construed as giving to any employee of the Company the right to be retained in its employ, or any right to payment except to the extent of the benefits provided in the Plan to be paid from the Fund.

          12.2 Governing Law.  Except to the extent superseded by ERISA, all
               -------------
questions pertaining to the validity, construction and operation of the Plan shall be determined in accordance with the laws of the Commonwealth of Pennsylvania.

          12.3 Severability of Provisions.  If any provision of this Plan is
               --------------------------
determined to be void by any court of competent jurisdiction, the Plan shall continue to operate and, for the purposes of the jurisdiction of that court only, shall be deemed not to include the provisions determined to be void.

          12.4 Spendthrift Clause.
               ------------------

            (a) No benefit payable at any time under this Plan, and no interest or expectancy herein shall be anticipated, assigned, or alienated by any Participant or beneficiary, or be subject to attachment, garnishment, levy, execution or other legal or equitable process, except for (1) a Federal tax levy made pursuant to section 6331 of the Code and (2) any benefit payable pursuant to a domestic relations order which is determined to be a qualified domestic relations order as defined in the Code.

            (b) Any attempt to alienate or assign a benefit hereunder, whether currently or hereafter payable, shall be void. No benefit shall in any manner be liable for or subject to the debts or liability of any Participant or beneficiary. If any Participant or beneficiary shall attempt to, or shall, alienate or assign his benefits under the Plan or any part thereof, or if by reason of his bankruptcy or other event happening at any time, such benefits would devolve upon anyone else or would not be enjoyed by him, then the Committee may terminate payment of such benefit and hold or apply it to or for the benefit of the Participant or beneficiary.

          12.5 Incapacity.  If the Committee deems any Participant who is
               ----------
entitled to receive payments hereunder incapable of receiving or disbursing the same by reason of age, illness, infirmity, or incapacity of any kind, the Committee may direct the Trustee to apply such payment directly for the comfort, support and maintenance of such Participant or to pay the same to any responsible person caring for the Participant as determined by the Committee to be qualified to receive and disburse such payments for the Participant s benefit, and the receipt of such person shall be a complete acquittance for the payment of the benefit. Payments pursuant to this Section shall be complete discharge to the extent thereof of any and all liability of the Company, the Committee the Trustee, and the Fund.

          12.6 Withholding.  The Committee and the Trustee shall have the right
               -----------
to withhold any and all state, local, and Federal taxes which may be withheld in accordance with applicable law.

          12.7 Lost Payees.  If a Participant, Spouse or other beneficiary to
               -----------
whom a benefit is payable under the Plan cannot be located following a reasonable effort to do so by the Committee, such benefit shall be forfeited. Whether or not efforts to locate a Participant have previously been made, the Committee shall make reasonable efforts to locate the Participant (or, where applicable, his Spouse) during the one-year period preceding the Participant's Required Distribution Date. If such efforts fail to locate the Participant or Spouse, such Participant or Spouse shall be presumed dead as of the Required Distribution Date and any benefit payable to the Participant or Spouse shall be forfeited. In any case, if a claim for a forfeited benefit is subsequently filed by the Participant, Spouse or beneficiary, such benefit shall be reinstated and paid in accordance with Article IV.

          12.8 Notices.  Each Participant, Spouse, and beneficiary shall be
               -------
responsible for furnishing the Committee with the current and proper address for the mailing of notices, reports and benefit payments. Any notice required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first-class and prepaid. If any check mailed to such address is returned as undeliverable to the addressee, mailing of checks will be suspended until the Participant, Spouse, or beneficiary furnishes the proper address. This provision shall not be construed as requiring the mailing of any notice or notification if the regulations issued under ERISA deem sufficient notice to be given by the posting of notice in appropriate places, or by any other publication device.

                                   APPENDIX A
                           MINIMUM DISTRIBUTION TABLE

Age of Participant in
calendar year preceding
Required Beginning Date
- -----------------------
Maximum Years Remaining
- -----------------------
          70  ................................   26.2
          71  ................................   25.3
          72  ................................   24.4
          73  ................................   23.5
          74  ................................   22.7
          75  ................................   21.8
          76  ................................   20.9
          77  ................................   20.1
          78  ................................   19.2
          79  ................................   18.4
          80  ................................   17.6
          81  ................................   16.8
          82  ................................   16.0
          83  ................................   15.3
          84  ................................   14.5
          85  ................................   13.8
          86  ................................   13.1
          87  ................................   12.4
          88  ................................   11.8
          89  ................................   11.1
          90  ................................   10.5
          91  ................................    9.9
          92  ................................    9.4
          93  ................................    8.8
          94  ................................    8.3
          95  ................................    7.8
          96  ................................    7.3
          97  ................................    6.9
          98  ................................    6.5
          99  ................................    6.1
          100  ...............................    5.7
          101  ...............................    5.3
          102  ...............................    5.0
          103  ...............................    4.7
          104  ...............................    4.4
          105  ...............................    4.1
          106  ...............................    3.8
          107  ...............................    3.6
          108  ...............................    3.4
          109  ...............................    3.2
          110  ...............................    2.8
          111  ...............................    2.6
          112  ...............................    2.4
          113  ...............................    2.0
          114  ...............................    2.0
          115 and older  .....................    1.8